Exhibit 10.24


                             CIRILIUM HOLDINGS, INC.
                            2004 STOCK INCENTIVE PLAN

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                             CIRILIUM HOLDINGS, INC.
                            2004 STOCK INCENTIVE PLAN

                                    ARTICLE I

                                     GENERAL

1.1      Purpose

         The purpose of Cirilium Holdings, Inc. 2004 Stock Incentive Plan is to attract, retain and motivate officers, directors, employees (including prospective employees), consultants and others who may perform services for the Company, to compensate them for their contributions to the long-term growth and profits of the Company, and to encourage them to acquire a proprietary interest in the success of the Company.

1.2      Definitions of Certain Terms

         1.2.1 "Award" means an award made pursuant to the Plan.

         1.2.2 "Award Agreement" means the written document by which each Award is evidenced.

         1.2.3 "Board" means the Board of Directors of Cirilium Holdings
Inc.

         1.2.4 "Certificate" means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock of Cirilium Holdings Inc.

         1.2.5 "Cirilium Holdings Inc." means Cirilium Holdings, Inc. and any successor thereto.

         1.2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder.

         1.2.7 "Company" means Cirilium Holdings Inc. and its subsidiaries.

         1.2.8 "Committee" means the committee appointed by the Board to administer the Plan pursuant to Section 1.3.

         1.2.9 "Common Stock" means common stock of Cirilium Holdings Inc., par value $0.001 per share.

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         1.2.10 "Employment" means a Participant's performance of services for the Company, as determined by the Committee. The terms "employ" and "employed" shall have their correlative meaning.

         1.2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the applicable rules and regulations thereunder.

         1.2.12 "Fair Market Value" means, with respect to a share of Common Stock on any day, the fair market value as determined in accordance with a valuation methodology approved by the Committee.

         1.2.13 "Incentive Stock Option" means an Option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

         1.2.14 "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

         1.2.15 "Option" means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

         1.2.16 "Plan" means Cirilium Holdings, Inc. 2004 Stock Incentive Plan, as described herein and as hereafter amended from time to time.

         1.2.17 "Participant" means each person who has been granted an Award under the Plan, irrespective of the type of Award.

1.3      Administration

                  1.3.1 Subject to Section 1.3.4, the Plan shall be administered by a committee appointed by the Board whose members shall serve at the pleasure of the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 promulgated under the Exchange Act, all actions relating to Awards to persons subject to Section 16 of the Exchange Act may be taken by the Board or a committee or subcommittee of the Board composed of two or more members, each of whom is a "non-employee director" within the meaning of Exchange Act Rule 16b-3. To the extent required for compensation realized from Awards under the Plan to be deductible by Cirilium Holdings Inc. pursuant to Section 162(m) of the Code, such Awards may be granted by a committee or subcommittee of the Board composed of two or more members, each of whom is an "outside director" within the meaning of Code Section 162(m).

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                  1.3.2 The Committee shall have complete control over the
administration of the Plan and shall have the authority in its discretion to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and any Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan to reflect changes in applicable law (whether or not the rights of the Participant of any Award are adversely affected, unless otherwise provided in such Participant's Award Agreement), (g) unless otherwise provided in an Award Agreement, amend any outstanding Award Agreement in any respect, whether or not the rights of the Participant of such Award are adversely affected, including, without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions, or reflect a change in the Participant's circumstances (e.g., a change to part-time employment status), or to permit Cirilium Holdings Inc. to utilize the pooling-of-interests accounting method and (h) determine whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, shares of Common Stock, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended, (2) shares of Common Stock, other securities, other Awards or other property, and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant thereof or of the Committee, (3) loans (whether or not secured by Common Stock) may be extended by the Company with respect to any Awards and (4) Awards may be settled by Cirilium Holdings Inc., any of its subsidiaries or affiliates or any of its or their designees.

                  1.3.3 Actions of the Committee may be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive. The Committee may allocate among its members and delegate to any person who is not a member of the Committee any of its administrative responsibilities.

                  1.3.4 Notwithstanding anything to the contrary contained herein: (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board and (b) the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan, including but not limited to the right to reject Award(s) granted by the Committee. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

                  1.3.5 No member of the Board or the Committee or any employee of the Company shall be liable for any action or determination made in good faith with respect to the Plan or any Award thereunder. Each such person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or incurred by such person in

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connection with or resulting from any action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement and against and from any and all amounts paid by such person, with the Company's approval, in settlement thereof, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided that the Company shall have the right, at its own expense, to assume and defend the same. The foregoing right of indemnification shall not be available to a person to the extent that a final judgment or other final adjudication binding upon such person establishes that the acts or omissions of such person giving rise to the indemnification claim resulted from such person's bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under Cirilium Holdings Inc.'s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that Cirilium Holdings Inc. may have to indemnify such persons or hold them harmless.

1.4      Persons Eligible for Awards

                  Awards under the Plan may be made to such officers, directors, employees (including prospective employees), consultants and other individuals who may perform services for the Company, as the Committee may select.

1.5      Types of Awards Under Plan

                  Awards may be made under the Plan in the form of (a) Options,
(b) stock appreciation rights, (c) dividend equivalent rights, (d) restricted stock, (e) restricted stock units and (f) other equity-based or equity-related Awards which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by Cirilium Holdings Inc. in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code.

1.6      Shares Available for Awards

                  1.6.1 Total shares available. Subject to adjustment pursuant to Section 1.6.2, the total number of shares of Common Stock which may be delivered pursuant to Awards granted under the Plan through Cirilium Holdings Inc.'s fiscal year ending in 2004 shall not exceed three million three hundred thousand (3,300,000) shares and pursuant to Awards granted in each fiscal year thereafter shall not exceed ten percent (10%) of the issued and outstanding shares of Common Stock, determined as of the last day of the immediately preceding fiscal year, increased by the number of shares available for Awards in previous fiscal years but not covered by Awards granted in such years. If, after

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the effective date of the Plan, any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, shares of Common Stock are surrendered or withheld from any Award to satisfy a Participant's income tax or other withholding obligations, or shares of Common Stock owned by a Participant are tendered to pay the exercise price of any Award granted under the Plan, then the shares covered by such forfeited, terminated or canceled Award or which are equal to the number of shares surrendered, withheld or tendered shall again become available for transfer pursuant to Awards granted or to be granted under this Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Notwithstanding the foregoing, but subject to adjustment as provided in Section 1.6.2., no more than two hundred million shares of Common Stock shall be delivered pursuant to the exercise of Incentive Stock Options. The maximum number of shares of Common Stock with respect to which Options or stock appreciation rights may be granted
(i) in Cirilium Holdings Inc.'s fiscal year ending in 2004 shall equal 3,300,000 shares of Common Stock and (ii) in each subsequent fiscal year shall equal 110% of the maximum number for the preceding fiscal year. Any shares of Common Stock
(a) delivered by Cirilium Holdings, Inc., (b) with respect to which Awards are made by Cirilium Holdings, Inc. and (c) with respect to which Cirilium Holdings, Inc. becomes obligated to make Awards, in each case through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares of Common Stock available for Awards under this Plan. Shares of Common Stock which may be delivered pursuant to Awards may be authorized but unissued Common Stock or authorized and issued Common Stock held in Cirilium Holdings, Inc.'s treasury or otherwise acquired for the purposes of the Plan.

                  1.6.2 Adjustments. The Committee shall have the authority (but shall not be required) to adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1 and to adjust equitably (including, without limitation, by payment of cash) the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award is subject and the exercise or strike price of any Award), in such manner as it deems appropriate to preserve the benefits or potential benefits intended to be made available to Participants of Awards, for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, spin-off, split-up, combination or reclassification of the Common Stock, or any other event the Committee determines in its sole discretion affects the capitalization of Cirilium Holdings, Inc., including any extraordinary dividend or distribution. After any adjustment made pursuant to this Section 1.6.2, the number of shares of Common Stock subject to each outstanding Award shall be rounded to the nearest whole number.

                  1.6.3 Except as provided in this Section 1.6 and Section 2.9.2 or under the terms of any applicable Award Agreement, there shall be no limit on the number or the value of shares of Common Stock that may be subject to Awards to any individual under the Plan.

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                  1.6.4 There shall be no limit on the amount of cash,
securities (other than shares of Common Stock as provided in this Section 1.6) or other property that may be delivered pursuant to any Award.

                                   ARTICLE II

                              AWARDS UNDER THE PLAN


2.1      Agreements Evidencing Awards

                  Each Award granted under the Plan shall be evidenced by a written document (which need not be identical) which shall contain such provisions and conditions as the Committee deems appropriate and consistent with the Plan. The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. By accepting an Award pursuant to the Plan, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2      No Rights as a Shareholder

                  No Participant shall have any of the rights of a shareholder of Cirilium Holdings, Inc. with respect to shares subject to such Award until the delivery of such shares. Except as otherwise provided in Section 1.6.2, no adjustments shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is prior to the date such shares are delivered.

2.3      Grant of Options and Stock Appreciation Rights

                  The Committee may grant (a) Options to purchase shares of Common Stock of Cirilium Holdings, Inc. and (b) stock appreciation rights, in such amounts and subject to such terms and conditions as the Committee may determine.

2.4      Exercise of Options and Stock Appreciation Rights

                  2.4.1 Any acceptance by the Committee of a Participant's written notice of exercise of an Option shall be conditioned upon payment for the shares being purchased. Such payment may be made in cash or by such other method as the Committee may from time to time prescribe.

                  2.4.2 After receiving payment from the Participant of the full Option exercise price, or after receiving notice from the Participant of the exercise of a stock appreciation right for which payment will be made by Cirilium Holdings, Inc. partly or entirely in shares of Common Stock, Cirilium Holdings, Inc. shall, subject to the provisions of the Plan or any Award Agreement, deliver the shares of Common Stock.

2.5      Grant of Restricted Stock

                  The Committee may grant or offer for sale restricted shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall determine. Upon the delivery of such shares, the Participant shall have the rights of a shareholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may include in the applicable Award Agreement, including those set forth in Sections 2.9 and 3.3 herein. In the event that a Certificate is issued in respect of restricted shares of Common Stock, such Certificate may be registered in the name of the Participant but may be held by Cirilium Holdings, Inc. or its designated agent until the time the restrictions lapse.

2.6      Grant of Restricted Stock Units

                  The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee shall determine. A Participant of a restricted stock unit will have only the rights of a general unsecured creditor of Cirilium Holdings, Inc. until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date, the Participant of each restricted stock unit not previously forfeited shall receive one share of Common Stock, or cash, securities or other property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.

2.7      Other Stock-Based Awards

                  The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

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2.8      Grant of Dividend Equivalent Rights

                  The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Participant to receive amounts equal to all or any portion of the dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The Participant of a dividend equivalent right will have only the rights of a general unsecured creditor of Cirilium Holdings, Inc. until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

2.9   Incentive Stock Options

      An Option that the Committee intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability whatsoever to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

      2.9.1 Option Price. The purchase price for the shares subject to any Option shall be determined by the Committee at the time of grant. Anything to the contrary notwithstanding, the purchase price for the shares subject to any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date the Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the Option price shall not be less than 110% of the fair market value per share of the Common Stock of the Company on the date the Option is granted.

      2.9.2 Limit on Incentive Stock Options. The aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by a Participant during any calendar year (under all Incentive Stock Options plans of the Company and its subsidiaries) shall not exceed $100,000. To the extent that the aggregate Fair Market Value (determined at the time of the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all Incentive Stock Option plans of the Company and any parent or subsidiary corporations) exceeds $100,000, such Stock Options shall be treated as Nonqualified Stock Options. The determination of which Stock Options shall be treated as Nonqualified Stock Options shall be made by taking Stock Options into account in the order in which they were granted.

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                                   ARTICLE III

                                  MISCELLANEOUS


3.1      Amendment of the Plan

                  3.1.1 Unless otherwise provided in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, including in any manner that adversely affects the rights, duties or obligations of any Participant.

                  3.1.2 Unless otherwise determined by the Board, shareholder approval of any suspension, discontinuance, revision or amendment shall be obtained only to the extent necessary to comply with any applicable law, rule or regulation.

3.2      Tax Withholding

                  3.2.1 As a condition to the delivery of any shares of Common Stock pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of Cirilium Holdings, Inc. or any of its subsidiaries or affiliates relating to an Award (including, without limitation, FICA tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Participant whether or not pursuant to the Plan or (b) the Committee shall be entitled to require that the Participant remit cash to Cirilium Holdings, Inc. or any of its subsidiaries or affiliates (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of Cirilium Holdings, Inc. to satisfy such withholding obligation.

                  3.2.2 If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, unless the applicable Award Agreement provides otherwise, at the discretion of the Committee, the Participant may satisfy the withholding obligation described under Section 3.2.1 by electing to have Cirilium Holdings, Inc. withhold shares of Common Stock (which withholding, unless otherwise provided in the applicable Award Agreement, will be at a rate not in excess of the statutory minimum rate) or by tendering previously owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules). For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and Cirilium Holdings, Inc. may cause any fractional share amount to be settled in cash).

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3.3      Legal Requirements: Consents, Legends and Restrictions

      3.3.1 Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

                  3.3.1 Consent. If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action being hereinafter referred to as a "plan action"), then such plan action shall not be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

                  3.3.2 The term "consent" as used herein with respect to any plan action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the Participant with respect to the disposition of shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a plan action by any governmental or other regulatory body or any stock exchange or self-regulatory agency and (d) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein shall require Cirilium Holdings, Inc. to list, register or qualify the shares of Common Stock for public sale.

                  3.3.3 Private Offering. The Options to be granted under the Plan are available only to a limited number of present and future key executives and employees of the Company and its subsidiaries who have knowledge of the Company's financial condition, management, and affairs. Such options are not intended to provide additional capital for the Company but are to encourage stock ownership by the Company's employees. By the act of accepting an Option, in the absence of an effective registration statement under the Securities Act of 1933, as amended, Participants shall agree that upon exercise of such Option(s), they will acquire the shares of Common Stock that are the subject thereof for investment and not with any intention at such time to resell or redistribute the same, and they shall confirm such agreement at the time of exercise, but the neglect or failure to confirm the same in writing shall not be a limitation of such agreement.

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      3.3.4 Restriction on Issuances of Shares, Legend. The issuance of Options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities, including, without limitation, any required qualification under applicable state securities laws. If a Participant acquires shares of Common Stock pursuant to the exercise of an Option, the Committee, in its sole discretion, may require as a condition of issuance of shares covered by the Option that the shares of Common Stock shall be subject to certain restrictions on transfer so as not to violate any state or Federal securities or other law. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop order against any legended shares. Such Certificate(s) (unless registered under the Securities Act of 1933, as amended) shall be stamped or imprinted with a legend in substantially the following form and may not be immediately transferable:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

In addition, the Participant may be required to execute a buy-sell agreement in favor of the Company or its designee with respect to all or any of the shares so acquired. In such event, the terms of such agreement shall apply to such shares.


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3.4      Nonassignability

                  Except to the extent otherwise expressly provided in the applicable Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument) (each such action being hereinafter referred to as an "assignment"), whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) shall be exercisable during the life of the Participant only by the Participant or the Participant's legal representative. Notwithstanding the immediately preceding sentence, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Participant to transfer any Award to any person or entity that the Committee so determines. Any assignment in violation of the provisions of this Section 3.4 shall be void. All of the terms and conditions of this Plan and the Award Agreements shall be binding upon any such permitted successors and assigns.

3.5 Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision

                  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the law of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted under the terms of the Award Agreement or by such Committee action to make any such election and the Participant makes the election, the Participant shall notify the Committee of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code
Section 83(b) or other applicable provision.

3.6      Requirement of Notification Upon Disqualifying Disposition Under
         Section 421(b) of the Code

                  If any Participant shall make any disposition of shares of Common Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify Cirilium Holdings, Inc. of such disposition within 10 days thereof.


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3.7      Change in Control

                  3.7.1 The Committee may provide in any Award Agreement for provisions relating to a "change in control" of the Company (as such term is defined by the Committee in any such Award Agreement), including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding Awards.

                  3.7.2 Unless otherwise provided in the applicable Award Agreement, in the event of a merger, consolidation, mandatory share exchange or other similar business combination of Cirilium Holdings, Inc. with or into any other entity ("successor entity") or any transaction in which another person or entity acquires all of the issued and outstanding Common Stock of Cirilium Holdings, Inc., or all or substantially all of the assets of Cirilium Holdings, Inc., outstanding Awards may be assumed or an equivalent Award may be substituted by such successor entity or a parent or subsidiary of such successor entity.

3.8      Right of Discharge Reserved

                  No person shall have any claim or right to be granted an Award and nothing in the Plan or in any Award Agreement shall confer upon any Participant the right to continued Employment by the Company or affect any right which the Company may have to terminate such Employment. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

3.9      Nature of Payments

                  3.9.1 Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan shall be in consideration of services performed or to be performed for the Company by the Participant. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to an Employee.

                  3.9.2 All such grants and deliveries shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Participant, unless the Company specifically provides otherwise.


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3.10     Non-Uniform Determinations

                  The Committee's determinations under the Plan and Award Agreements need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into nonuniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Participant's Employment has been terminated for purposes of the Plan.

3.11     Other Payments or Awards

                  Nothing contained in the Plan shall be deemed in any way to limit or restrict Cirilium Holdings, Inc. from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12     Plan Headings

                  The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.13     Date of Adoption and Term of Plan

                  The Plan was adopted by the Board of Directors of Cirilium Holdings, Inc. on May 20, 2004, and amended by the Board of Directors on April 22, 2005. Unless sooner terminated by the Board, the provisions of the Plan respecting the grant of Incentive Stock Options shall terminate on the day before the tenth anniversary of the adoption of the Plan by the Board, and no Incentive Stock Options shall thereafter be granted under the Plan. Unless expressly provided in the Award Agreement, Awards shall terminate three months after an employee's severance of employment with the Company other than by death or disability. Unless the Award expires sooner, all Awards will expire one year after the death or disability of the eligible person. The Board reserves the right to terminate the Plan at any time; provided, however, that all Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.14     Governing Law

                  ALL RIGHTS AND OBLIGATIONS UNDER THE PLAN AND EACH AWARD AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

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3.15     Severability; Entire Agreement

                  If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.16     Waiver of Claims

                  Each Participant recognizes and agrees that prior to being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the Participant's receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, Cirilium Holdings, Inc. or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).

3.17     No Third Party Beneficiaries

                  Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the Participant of any Award any rights or remedies thereunder.

3.18     Successors and Assigns of Cirilium Holdings, Inc.

                  The terms of this Plan shall be binding upon and inure to the benefit of Cirilium Holdings, Inc. and its successors and assigns.

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